UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

INTERNATIONAL STEM CELL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-51891	20-4494098
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Jason Court Oceanside, CA	92056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 940-6383

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2007, board of directors of International Stem Cell Corporation, a Delaware corporation (the “Company”), elected Don Wright (“Mr. Wright”) to fill a vacancy on the Company’s Board of Directors, to serve until the next annual meeting of stockholders. Mr. Wright is currently President and Founder of Everett, Washington-based Confluence Capital Group Inc. (“Confluence Capital”), which provides consulting services to institutional investors, debt holders and public and private companies. Prior to Confluence Capital, Mr. Wright was President and CEO of Pacific Aerospace & Electronics, Inc. (“Pacific Aerospace”), a company he founded in 1990, took public and ran until 2006. He remains non-Executive Chairman of Pacific Aerospace. Prior to Pacific Aerospace, Mr. Wright was President and CEO of Washington-based Component Concepts, Inc., a company he founded in 1976.

There are no arrangements or understandings between Mr. Wright and any other person pursuant to which he was selected as a director of the Company. Mr. Wright does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor has Mr. Wright had a direct or indirect material interest in any such transaction during the Company’s last two fiscal years. Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of the Company’s press release dated March 5, 2007, announcing Mr. Wright’s election to the board of directors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release, dated March 5, 2007, of International Stem Cell Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION

Dated: March 4, 2007

By: /s/ Jeff Krstich
Name: Jeff Krstich
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 5, 2007, of International Stem Cell Corporation.

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